Limited Power of Attorney for Section 16 Reporting Obligations.

I, Kieran Murphy, hereby appoint GE to assist me in the preparation and filing of Section 16 reports, and execute the below Power of Attorney for this purpose.

I am an officer of General Electric Company (GE) and, until further written notice, I hereby individually authorize Christoph Pereira

(GE's Vice President, Chief Corporate, Securities and Finance Counsel),

Brian Sandstrom (GE's Executive Corporate, Securities and Finance Counsel)

Brandon Smith (GE's Executive Corporate, Securities and Finance

Counsel), and Julia Chen (GE's Corporate, Securities and Finance

Counsel) to sign on my behalf any Form 3, Form 4, Form 5, Form 144 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of GE securities, and to take any other action of any type whatsoever in connection with the foregoing that in his or her opinion may be for the benefit of, in the best interest of, or legally required by  me.

Signed: /s/ Kieran Murphy

Name: Kieran Murphy

Date: September 6, 2018